Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported	2015	2014	Change	Weather Adjusted Change*	2015	2014	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	54,921	54,945	—%		149,044	149,650	(0.4)%

Total Retail Sales-	45,614	45,015	1.3%	0.2%	124,895	123,912	0.8%	0.6%
Residential	15,801	15,390	2.7%	0.1%	41,925	41,565	0.9%	0.5%
Commercial	15,289	15,003	1.9%	1.0%	41,359	40,894	1.1%	0.8%
Industrial	14,305	14,393	(0.6)%	(0.6)%	40,938	40,770	0.4%	0.5%
Other	219	229	(4.5)%	(4.8)%	673	683	(1.4)%	(1.5)%

Total Wholesale Sales	9,307	9,930	(6.3)%	N/A	24,149	25,738	(6.2)%	N/A

Note
*Also reflects adjustment of 2014 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.